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                                                                 EXHIBIT (99)(B)

                                REVOCABLE PROXY
                            AMERIFED FINANCIAL CORP.

                        SPECIAL MEETING OF STOCKHOLDERS
                                December 9, 1994
                                   3:00 p.m.


        The undersigned hereby appoints the official proxy committee, consisting of Messrs. __________, __________ and __________, of the Board of Directors of AmeriFed Financial Corp. ("AmeriFed"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of AmeriFed which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at 150 West Banquet Facilities, 1050 East I-55 Frontage Road North, Joliet, Illinois 60435, on December 9th, 1994, at 3:00 p.m., and at any and all adjournments thereof, as follows:

        To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated March 23, 1994 (the "Merger Agreement"), by and between NBD Bancorp, Inc. ("NBD"), NBD Illinois, Inc. ("NBD Illinois"), and AmeriFed and the transactions contemplated thereby, including the merger of AmeriFed with and into NBD Illinois, a wholly-owned subsidiary of NBD.

    [ ]  FOR                   [ ]  AGAINST                    [ ]  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

        To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement or otherwise.

    [ ]  FOR                   [ ]  AGAINST                    [ ]  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
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                                     [BACK]

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSALS. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned acknowledges receipt from AmeriFed prior to the execution of this proxy of a Notice of Special Meeting and of a Proxy Statement-Prospectus dated _______________, 1994.



Dated:   _____________________________ ____________________________________
                                       SIGNATURE OF STOCKHOLDER



                                       ____________________________________
                                       SIGNATURE OF STOCKHOLDER


                            Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.